EXHIBIT 28

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 11-K

ANNUAL REPORT

PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Mark One):

ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]. For the fiscal year ended December 31, 2001.

OR

TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]. For the transition period from to .

Commission File Number 1-11592

      A.  Full title of the plan and address of the plan, if different from that of the issuer named below:

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

      B.  Name of issuer of securities held pursuant to the plan and the address of its principal executive office:

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48167

11

      The following financial statements and exhibits are filed as part of this report:

      (a)  Financial statements

(1)	Independent Auditors’ Report

(2)	Statements of Assets Available for Plan Benefits as of December 31, 2001 and 2000

(3)	Statements of Changes in Assets Available for Plan Benefits for the year ended December 31, 2001 and 2000

(4)	Notes to Financial Statements

      (b)  Exhibit 23 — Consent of Independent Auditors

SIGNATURES

      The Plan.  Pursuant to the requirements of the Securities Exchange Act of 1934, this annual report has been duly signed on behalf of the Plan by the undersigned, thereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

By:	/s/ KURT M. SUCKOW

Kurt M. Suckow
Plan Administrator

Date: June 28, 2002

12

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Table of Contents

Page
Independent Auditors’ Report	1

Statements of Assets Available for Plan Benefits as of December 31, 2001 and 2000	2

Statements of Changes in Assets Available for Plan Benefits for the years ended December 31, 2001 and 2000	3

Notes to Financial Statements	4

Schedule

1 Schedule H, line 4i — Schedule of Assets (Held at End of Year)	10

All other schedules required to be filed in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and, accordingly, have been omitted.

Independent Auditors’ Report

To the Retirement Committee of the
    Hayes Lemmerz International, Inc.
    Retirement Savings Plan:

We have audited the accompanying statements of assets available for plan benefits of Hayes Lemmerz International, Inc. Retirement Savings Plan as of December 31, 2001 and 2000, and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits as of December 31, 2001 and 2000, and the changes in assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule H, line 4i — schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP
June 21, 2002
Detroit, Michigan

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Statements of Assets Available for Plan Benefits
December 31, 2001 and 2000

	2001	2000

Assets:
Cash	$—	—
Investments, at fair value:
American Century Brokerage	14,202	—
American Century Equity Income Fund	10,986,186	7,540,018
American Century Income & Growth Fund	6,615,940	—
American Century International Growth Fund	10,706,653	15,771,668
American Century International Long-Term Bond Fund	—	3,680,994
American Century Stable Asset Fund	45,867,816	44,524,040
American Century Strategic Allocation Fund: Conservative	5,186,584	3,909,004
American Century Strategic Allocation Fund: Moderate	14,349,624	15,733,686
American Century Strategic Allocation Fund: Aggressive	5,029,658	4,858,249
American Century Ultra Investors Fund	82	46,776,085
American Century Ultra Fund	40,702,802	—
American Century Value Fund	—	6,205,688
Barclays Equity Index Fund	46,335,634	—
Hayes Lemmerz International, Inc. common stock	914,371	6,560,515
J.P. Morgan Bond Fund	—	611,519
J.P. Morgan Institutional SmartIndex Fund	435,560	268,641
Pimco Total Return Fund	6,815,676	—
Vanguard Institutional Index Fund	—	58,619,953
Participant loans	17,162,077	16,955,818

Total investments	211,122,865	232,015,878
Contributions receivable:
Employer	639,750	867,157
Employee	393,017	481,630

Assets available for plan benefits	$212,155,632	233,364,665

See accompanying notes to financial statements.

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Statements of Changes in Assets Available for Plan Benefits
Years ended December 31, 2001 and 2000

	2001	2000

Additions:
Investment income (loss):
Interest and dividends	$5,787,125	15,756,513
Net realized and unrealized depreciation in fair value of investments	(30,968,487)	(37,688,828)

Total investment loss	(25,181,362)	(21,932,315)
Contributions:
Employer	17,564,747	20,076,595
Employee	12,303,299	14,350,466
Rollover	749,636	918,443

Total contributions	30,617,682	35,345,504
Transfers from other plan (note 1)	—	5,063,456

Total additions	5,436,320	18,476,645

Deductions:
Benefit payments	26,464,203	25,835,327
Other	181,150	276,038

Total deductions	26,645,353	26,111,365

Net decrease	(21,209,033)	(7,634,720)
Assets available for plan benefits:
Beginning of year	233,364,665	240,999,385

End of year	$212,155,632	233,364,665

See accompanying notes to financial statements.

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements
December 31, 2001 and 2000

(1)	Description of the Plan

The Hayes Lemmerz International, Inc. Retirement Savings Plan (the Plan) was established effective January 1, 1993. The Plan has been amended from time to time since that date and was restated as of January 1, 2000. The Plan is a contributory defined contribution plan designed to provide eligible hourly and salaried employees of participating plants, divisions, or subsidiaries of Hayes Lemmerz International, Inc. (the Company) with a vehicle to systematically save funds for retirement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA)

Effective June 1, 2000, participants in the Aluminum Wheel Technology Retirement Plan were merged into the Plan. All assets were transferred to the Plan as of the merger date.

The following is a brief description of the Plan based on the restated plan agreement dated January 1, 2000. Participants should refer to the plan agreement for more complete information.

(a)	Salary and Hourly Nonrepresented Employees at the following locations: Akron, Berea, Bristol, Dallas RTC, Ferndale, Gainesville, Homer, Howell, Huntington (Salary only), LaMirada (Salary only), Northville, Nuevo Laredo, Somerset

Eligibility

Employees not covered under a Company-sponsored pension plan are eligible to participate in the Plan. Employees are eligible on the first day of the month following 30 days of full-time employment.

Participant Contributions

A participant may elect to make a basic deferred contribution of between 1% and 15% of the participant’s compensation, subject to certain limitations as specified by the Internal Revenue Service (IRS). The participant may elect the percentage of the participant’s contribution to be allocated to each investment fund.

Employer Contributions

Employer contributions consist of matching contributions, retirement contributions, unused vacation contributions, and retiree medical contributions. The matching contribution is $1.00 for each dollar of the participant’s deferred contribution made, limited to an amount equal to 2% of the participant’s compensation. The retirement contribution equals 5% of compensation until the participant’s year-to-date compensation reaches the Social Security taxable wage base. After reaching the taxable wage base, the contribution equals 8% of compensation. For participants who do not use an eligible fifth week of vacation, one week’s pay is contributed to the Plan. The retiree medical contribution represents an additional employer matching contribution of up to 2% of the participant’s compensation. The participants may elect the percentage of the employer contribution to be allocated to each investment fund.

(Continued)

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements
December 31, 2001 and 2000

Vesting

Participants are fully vested in their basic deferred contributions at all times. Additionally, participants became fully vested in all employer contributions as of January 1, 1999 and will continue to be fully vested in the employer matching contribution and retiree medical contribution thereafter. Employer unused vacation contribution and retirement contribution for participants with a hire date of January 1, 2000 or later will follow a five-year cliff vesting schedule.

(b)	Salary and Hourly Nonrepresented Employees at the following locations: Au Gres, Bowling Green, Cadillac, LaMirada (Hourly only), Montague, Montague-PCA, Petersburg, Southfield, Wabash

Eligibility

Employees not covered under a Company-sponsored pension plan are eligible to participate in the Plan. Employees are eligible on the first day of the month following 90 days of full-time employment.

Participant Contributions

A participant may elect to make a basic deferred contribution of between 1% and 15% of the participant’s compensation, subject to certain limitations as specified by the Internal Revenue Service (IRS). The participant may elect the percentage of the participant’s contribution to be allocated to each investment fund.

Employer Contributions

Employer contributions consist of matching contributions, retirement contributions, unused vacation contributions, and retiree medical contributions. The matching contribution is $1.00 for each dollar of the participant’s deferred contribution made, limited to an amount equal to 2% of the participant’s compensation. The retirement contribution equals 5% of compensation until the participant’s year-to-date compensation reaches the Social Security taxable wage base. After reaching the taxable wage base, the contribution equals 8% of compensation. For participants who do not use an eligible fifth week of vacation, one week’s pay is contributed to the Plan. The retiree medical contribution represents an additional employer matching contribution of up to 2% of the participant’s compensation. The participants may elect the percentage of the employer contribution to be allocated to each investment fund.

Vesting

Participants are fully vested in their basic deferred contributions at all times. Additionally, participants became fully vested in all employer contributions as of January 1, 1999 and will continue to be fully vested in the employer matching contribution and retiree medical contribution thereafter. Employer unused vacation contribution and retirement contribution for participants with a hire date of January 1, 2000 or later will follow a five-year cliff vesting schedule.

(Continued)

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements
December 31, 2001 and 2000

(c)	Represented Employees at Howell and Romulus, Michigan

Eligibility

Hourly employees represented by a bargaining unit of the Howell plant are eligible to participate in the Plan after 90 days of service. Hourly and salaried employees represented by a bargaining unit of the former Romulus plant are eligible to participate in the Plan after 90 days of service.

Participant Contributions

Participants of both plants may elect to make a tax-deferred contribution of 1% to 15% of their compensation up to an annual maximum specified by the IRS. The participant may also elect the percentage of his contribution to be allocated to each fund.

Employer Contributions

Only employee contributions are allowed under the plan agreement for Romulus.

Employer contributions for the represented participants at the Howell facility are eligible for company matching contributions and retirement contributions. Participant contributions are matched $0.50 per dollar of the first 2% of compensation contributed and $0.25 per dollar for the next 2% of compensation contributed. The retirement contribution is equal to 3% of the number of hours worked in the plant by the participant, multiplied by his basic hourly rate.

Vesting

Participants are fully vested in their participant contributions. Vesting of employer contributions is based on years of eligible service as follows:

Years of	Percentage
eligible service	Vested

Less than 3	0%
3 but less than 4	30
4 but less than 5	40
5 but less than 6	60
6 but less than 7	80
7 or more	100

(d)	Salary and Hourly Nonrepresented Employees at the following locations: Sedalia, Huntington (Hourly only)

Eligibility

Employees not covered under a Company-sponsored pension plan are eligible to participate in the Plan. Employees are eligible on the first day of the month following 30 days of full-time employment.

(Continued)

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements
December 31, 2001 and 2000

Participant Contributions

A participant may elect to make a basic deferred contribution of between 1% and 15% of the participant’s compensation, subject to certain limitations as specified by the Internal Revenue Service (IRS). The participant may elect the percentage of the participant’s contribution to be allocated to each investment fund.

Employer Contributions

Employer contributions consist of matching contributions, retirement contributions, unused vacation contributions, and retiree medical contributions. The matching contribution is $1.00 for each dollar of the participant’s deferred contribution made, limited to an amount equal to 2% of the participant’s compensation. The retirement contribution equals 5% of compensation until the participant’s year-to-date compensation reaches the Social Security taxable wage base. After reaching the taxable wage base, the contribution equals 8% of compensation. For participants who do not use an eligible fifth week of vacation, one week’s pay is contributed to the Plan. The retiree medical contribution represents an additional employer matching contribution of up to 2% of the participant’s compensation. The participants may elect the percentage of the employer contribution to be allocated to each investment fund.

A participant is eligible for the retirement contribution only after completing one year of service with the Company.

Vesting

Participants are fully vested in their basic deferred contributions at all times. Additionally, participants became fully vested in all employer contributions as of January 1, 1999 and will continue to be fully vested in the employer matching contribution and retiree medical contribution thereafter. Employer unused vacation contribution and retirement contribution for participants with a hire date of January 1, 2000 or later will follow a five-year cliff vesting schedule.

(e)	All Locations

Plan Benefits

Upon retirement, disability, or death, the entire balance of the participant’s account becomes payable to the participant or the participant’s beneficiary. Upon any other termination of employment, the participant receives the vested portion of his account. Withdrawals are also permitted for financial hardship or upon attainment of age 59-1/2 under certain provisions of the Plan. All benefits are payable in lump sum.

(Continued)

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements
December 31, 2001 and 2000

Loans

Participants may borrow up to the lesser of $50,000 or 50% of the vested portion of their account at a market rate. When a loan is made, the participant’s investment fund(s) assets are decreased on a pro rata basis and the loan receivable is reflected in the Loan Fund. Loan repayments are redeposited into the participant’s accounts based on current election directives. Participants may have up to two loans outstanding at any one time.

Forfeitures

Nonvested employer contributions of terminated employees become forfeitures after a one-year break in service — unless the nonvested balance is greater than $3,500, in which case they would become a forfeiture after a five-year break in service — and are used to reduce future employer contributions.

Participants’ Accounts

Each participant’s account is credited with the participant’s contribution, the employer’s contribution, and an allocation of plan earnings. Allocations are computed at the end of each calendar quarter, based on the participant’s account balance.

Administrative Expenses

The Company pays certain administrative expenses associated with the Plan.

(2)	Summary of Significant Accounting Policies

	(a)	Basis of Presentation

The accompanying financial statements are presented on the accrual basis of accounting such that all income, benefits, and expenses are recognized in the period to which they relate.

	(b)	Valuation of Investments

Investments in all common trust funds and mutual funds are stated at their aggregate fair value, based upon quoted market prices of the underlying investments within the funds. Investments in Hayes Lemmerz International, Inc. common stock are valued based on the quoted market price. Unrealized and realized gains or losses are reflected currently in the statement of changes in assets available for plan benefits. Purchases and sales of fund units or securities are recorded on a trade-date basis.

	(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(Continued)

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements
December 31, 2001 and 2000

(d)	New Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), which was amended in June 2000 by SFAS No. 138. SFAS No. 133, as amended, requires that an entity recognize all derivatives and measure those instruments at fair value.

The Plan adopted SFAS No. 133, as amended, effective January 1, 2001. Management has determined that the impact of SFAS No. 133 on the Plan financial statements is immaterial.

(3)	Investment Funds

Participants direct their accounts to be invested in various investment funds. American Century Securities, Inc. (American Century), as trustee, maintains the funds under the Plan.

(4)	Tax Status

The IRS, in a letter dated July 22, 1996, determined that the Plan meets the requirements of section 401(a) of the Internal Revenue Code (IRC) and is exempt from Federal income tax under section 501(a) of the Code. The Plan has been amended since that date. Although the plan has not received an updated determination letter, the plan administrator believes that the Plan is designed and currently being operated in compliance with the applicable requirements of the IRC.

(5)	Termination of the Plan

The Company has reserved the right to terminate or amend the Plan at any time. In the event of complete or partial termination of the Plan, participants become 100% vested in their accounts and the balance in the participant’s account will be distributed at the discretion of the committee which administers the Plan.

(6)	Related Party Transactions

American Century serves as the Plan’s record keeper and trustee. The Plan has invested $139,459,637 and $148,999,432 of assets in American Century-sponsored funds at December 31, 2001 and 2000, respectively. The Plan holds investments in the Company’s common stock. At December 31, 2001 and 2000, the Plan had invested $914,371 and $6,560,515, respectively, in the Company’s common stock.

(7)	Subsequent Event

On December 5, 2001, the Company filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code.

Schedule 1

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Schedule H, line 4i — Schedule of Assets (Held at End of Year)
December 31, 2001

	Description of investment, including
Identity of issue, borrower,	maturity date, rate of interest,	Current
lessor, or similar party	collateral, par, or maturity value	value

American Century Securities, Inc.*	Brokerage	$14,202
American Century Securities, Inc.*	Equity Income Fund	10,986,186
American Century Securities, Inc.*	Income & Growth	6,615,940
American Century Securities, Inc.*	International Growth Fund	10,706,653
American Century Securities, Inc.*	Stable Asset Fund	45,867,816
American Century Securities, Inc.*	Strategic Allocation: Conservative	5,186,584
American Century Securities, Inc *	Strategic Allocation: Moderate	14,349,624
American Century Securities, Inc.*	Strategic Allocation: Aggressive	5,029,658
American Century Securities, Inc.*	Ultra Investors Fund	82
American Century Securities, Inc.*	Ultra Fund	40,702,802
Barclays	Equity Index Fund	46,335,634
Hayes Lemmerz International, Inc.*	Common stock	914,371
J.P. Morgan	Institutional SmartIndex Fund	435,560
Pimco	Total Return Fund	6,815,676
Plan participants	Participant loans	17,162,077

		$211,122,865

*Denotes a party-in-interest.